Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
SLM Corporation:

We consent to the incorporation by reference in the registration statements of SLM Corporation (the Company):

Form	Registration Number
S-8	333-140285
S-8	333-125317
S-8	333-33575
S-8	333-33577
S-8	333-44425
S-8	333-53631
S-8	333-68634
S-8	333-80921
S-8	333-92132
S-8	333-109315
S-8	333-109319
S-8	333-159447
S-8	333-116136
S-8	333-181646
S-3	333-205031

of our reports dated February 26, 2016 with respect to the consolidated balance sheets of SLM Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of the Company.

/s/ KPMG LLP
McLean, Virginia
February 26, 2016